UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          April 2, 2004

RENAL CARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27640	62-1622383

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2525 West End Avenue
Suite 600
Nashville, TN 37203
(Address of Principal Executive Offices, including Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-2.1 AGREEMENT & PLAN OF MERGER DATED 02/02/2004
EX-4.1 FORM OF INDENTURE, DATED 10/22/2003
EX-4.2 FIRST SUPPLEMENTAL INDENTURE DATED 04/02/04
EX-4.3 REGISTRATION RIGHTS AGREEMENT, 10/22/2003
EX-4.4 PURCHASE AGREEMENT, DATED 10/16/2003
EX-10.1 CREDIT AGREEMENT, DATED 02/10/2004
EX-99.1 PRESS RELEASE, DATED 04/02/2004

Item 2. Acquisition or Disposition of Assets

     On April 2, 2004, Renal Care Group, Inc. (“Renal Care Group”) completed its acquisition of National Nephrology Associates, Inc. (“NNA”) in accordance with the terms and conditions of the Agreement and Plan of Merger dated February 2, 2004 (the “Merger Agreement”), by and among Renal Care Group, Titan Merger Subsidiary, Inc., a wholly-owned subsidiary of Renal Care Group (“Merger Sub”), NNA and certain of the equity holders of NNA.

     Pursuant to the Merger Agreement, Merger Sub was merged with and into NNA and NNA became a wholly-owned subsidiary of Renal Care Group (the “Merger”). The aggregate merger consideration paid by Renal Care Group for NNA was approximately $345 million, which included a cash payment of approximately $167 million to NNA’s equity holders and the assumption by Renal Care Group of NNA’s outstanding debt, including its $160 million of 9% senior subordinated notes due 2011, and other indebtedness, including capital leases. The merger consideration was determined by arm’s length negotiations among the parties and the cash amount of the merger consideration was financed with borrowings under a credit facility entered into by Renal Care Group in February 2004 and cash on hand. Prior to the Merger, approximately 64% of the outstanding capital stock of NNA was owned by J.W. Childs Equity Partners II, L.P. (“JWC”) and certain other entities and persons related to JWC (collectively the “JWC Stockholders”). Prior to the Merger, no material relationships existed between the JWC Stockholders and Renal Care Group, any affiliate of Renal Care Group, any director or officer of Renal Care Group or any associate of any such director or officer. Following the Merger, Renal Care Group merged NNA, its then wholly-owned subsidiary, into Renal Care Group and as a result Renal Care Group assumed all of the obligations of NNA under its $160 million of 9% senior subordinated notes due 2011.

     Prior to the Merger, NNA provided renal dialysis services and supplies to approximately 5,600 patients and 87 outpatient dialysis facilities in 15 states, as well as acute dialysis services at approximately 55 hospitals. Renal Care Group intends to continue the business of NNA and will now serve almost 28,000 patients at over 370 facilities in 30 states, in addition to providing acute dialysis services at more than 175 hospitals.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. A copy of the press release dated April 2, 2004 announcing the completion of the acquisition of NNA is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     The financial statements of the business acquired, as to in Item 2 above, are not included in this Current Report on Form 8-K and will be filed by amendment not later than 60 days after the date this initial report on Form 8-K is filed.

     (b) Pro Forma Financial Information.

     The pro forma financial information for the business acquisition referred to in Item 2 above is not included in this Current Report on Form 8-K and will be filed by amendment not later than 60 days after the date this initial report on Form 8-K is filed.

     (c) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated February 2, 2004 by and among Renal Care Group, Inc., Titan Merger Subsidiary, Inc., National Nephrology Associates, Inc., and certain equity holders of National Nephrology Associates, Inc.

4.1	Indenture, dated as of October 22, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and Wells Fargo Bank Minnesota, N.A.

4.2	First Supplemental Indenture, dated as of April 2, 2004, by and among Renal Care Group, Inc., the Guarantors named therein and Wells Fargo Bank, N.A.

4.3	Registration Rights Agreement, dated October 22, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and the Initial Purchasers named therein.

4.4	Purchase Agreement, dated October 16, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and the Initial Purchasers named therein

10.1	Credit Agreement, dated February 10, 2004, by and among Renal Care Group, Inc., the Guarantors (as defined therein), the Lenders (as defined therein) and, Bank of America, N.A. as Administrative Agent

99.1	Press Release, dated April 2, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

	By:	/s/ David M. Dill

David M. Dill
Chief Financial Officer

Dated: April 16, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated February 2, 2004 by and among Renal Care Group, Inc., Titan Merger Subsidiary, Inc., National Nephrology Associates, Inc., and certain equity holders of National Nephrology Associates, Inc.

4.1	Indenture, dated as of October 22, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and Wells Fargo Bank Minnesota, N.A.

4.2	First Supplemental Indenture, dated as of April 2, 2004, by and among Renal Care Group, Inc., the Guarantors named therein and Wells Fargo Bank, N.A.

4.3	Registration Rights Agreement, dated October 22, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and the Initial Purchasers named therein.

4.4	Purchase Agreement, dated October 16, 2003, by and among National Nephrology Associates, Inc., the Guarantors named therein and the Initial Purchasers named therein

10.1	Credit Agreement, dated February 10, 2004, by and among Renal Care Group, Inc., the Guarantors (as defined therein), the Lenders (as defined therein) and, Bank of America, N.A. as Administrative Agent

99.1	Press Release, dated April 2, 2004